EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-272658 on Form F-10 of our report dated April 2, 2024, relating to the financial statements of Fury Gold Mines Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
May 6, 2024